CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Barry Dahl, Chief Financial Officer of Klondex Mines Ltd., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Klondex Mines Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018	By:	/s/ Barry Dahl
Barry Dahl
Chief Financial Officer (Principal Financial Officer)